EXHIBIT 99.1



                          POINT BLANK SOLUTIONS, INC.
                                [LOGO GOES HERE]


November 30, 2007



Steel Partners II, L.P.
590 Madison Avenue
32nd Floor
New York, NY  10022
Attention:  Warren G. Lichtenstein



Dear Mr. Lichtenstein:

Thank you for your letter of November 21, 2007. In your letter dated October 30, 2007 and in the November letter, you emphasized your goal of maximizing shareholder value. We appreciate your focus on shareholder value and assure you the Company's Board of Directors and management team share this focus.

To this end, we continue to extend our invitation to have you discuss the Company's strategic direction with our Board of Directors. As previously stated, this discussion can only occur after you execute a confidentiality agreement, which contains a standard standstill provision. We look forward to hearing from your attorneys so we can complete the necessary confidentiality agreement.

Again, we appreciate your interest in our company and look forward to the opportunity to work with you.

Sincerely,


/s/ LARRY R. ELLIS

Larry R. Ellis
President and Chief Executive Officer



________________________________________________________________________________

                           POINT BLANK SOLUTIONS, INC.
                 2102 S.W. 2nd Street | Pompano Beach, FL 33069
       Nationwide: 800-413-5155 | Office: 954 630-0900 | Fax: 954-630-9225
                         www.PointBlankSolutionsInc.com